UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019 (November 6, 2019)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2019, Quotient Ltd. (the “Company” or “we”, “us” and “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters (the “Underwriters”) in connection with the public offering, issuance and sale by us of 12,000,000 of our ordinary shares of no par value per share, at the public offering price of $7.00 per share, less underwriting discounts and commissions, pursuant to an effective registration statement on Form S-3 (File No. 333-226800) and a related prospectus supplement (the “Prospectus Supplement”) filed with the Securities and Exchange Commission. Under the terms of the Underwriting Agreement, we granted the Underwriters an option, exercisable for 30 days from the date of the Prospectus Supplement, to purchase up to 1,800,000 additional ordinary shares from us at the public offering price, less underwriting discounts and commissions (the “Additional Share Option”). On November 7, 2019, the Underwriters exercised in full the Additional Share Option.

We expect to receive net proceeds from the offering of approximately $90.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The offering closed on November 12, 2019. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated as of November 6, 2019, between the Company and Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters.

5.1	Opinion of Carey Olsen regarding the legality of the ordinary shares.

8.1	Opinion of Clifford Chance regarding certain tax matters.

23.1	Consent of Carey Olsen (included in Exhibit 5.1 above).

23.2	Consent of Clifford Chance (included in Exhibit 8.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 12, 2019

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer